UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-41505	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Camp Hill Bypass, Suite 202
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LNKB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2023, LINKBANCORP, Inc. (“LINK”) held a Special Meeting of Shareholders (the “Meeting”). The voting results from the Meeting as to the proposals presented to shareholders were as follows:

PROPOSAL 1: A proposal to approve the Agreement and Plan of Merger, dated as of February 22, 2023, by and between LINK and Partners Bancorp (“Partners”), and the transactions contemplated by that agreement, pursuant to which Partners will merge with and into LINK, as more fully described in the joint proxy statement/prospectus (the “LINK merger proposal”).

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Common Stock	10,985,979	36,282	4,513	-

PROPOSAL 2: A proposal to approve an amendment to LINK’s Articles of Incorporation to increase LINK’s authorized shares of common stock by 25 million to 50 million (the “LINK charter amendment proposal”).

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Common Stock	10,994,700	23,093	8,981	-

Both proposals were approved by LINK shareholders. In connection with the Meeting, LINK also solicited proxies with respect to a proposal to adjourn the Meeting, if necessary or appropriate, in the event there were not sufficient votes in favor of the LINK merger proposal or the LINK charter amendment proposal at the time of the Meeting. Because the shareholders approved the LINK merger proposal and the LINK charter amendment proposal at the Meeting, the adjournment proposal was not submitted to the shareholders.

Item 8.01 Other Events

On June 22, 2023, LINK and Partners issued a joint press release announcing that, at special meetings of their respective shareholders held on June 22, 2023, LINK and Partners shareholders approved the merger of Partners with and into LINK, with LINK as the surviving corporation pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023 by and between LINK and Partners. The closing of the proposed merger remains subject to regulatory approvals and certain other customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.
99.1 Press release dated June 22, 2023
104 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	June 22, 2023	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President